EXHIBIT 99.1

UniPixel Reports Third Quarter 2015 Financial Results

For Immediate Release

Contact:
Joe Diaz, Robert Blum, Joe Dorame
Lytham Partners, LLC
602-889-9700
unxl@lythampartners.com

Santa Clara, California – November 2, 2015 - UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen and flexible electronics markets, reported financial results for the third quarter ended September 30, 2015.

Highlights for the quarter included:
•	Revenue for the quarter was $1.5 million compared to $0 for the third quarter of 2014;
•	Company Appoints Abraham Lin as General Manager of UniPixel – Taiwan to grow Asian operations;
•	UniPixel delivers engineering samples to potential new Tier 1 PC OEM customer;
•	UniPixel delivers first engineering samples combining XTouch, Diamond Guard and hybrid-metal plating to new major PC and consumer electronics OEM.

For the three months ended September 30, 2015 revenues were $1.5 million compared to $0 for the three months ended September 30, 2014. Revenues for the quarter were mainly comprised of sales of XTouch sensors to a Tier 1 PC OEM customer.

Jeffrey A. Hawthorne, president and chief executive officer of UniPixel, said, “The just completed quarter marks UniPixel’s second quarter as a fully functional volume manufacturing and commercial sales company. Over the course of these two quarters we have taken significant strides in developing new products, refining our manufacturing capabilities, introducing our products to a broad cross-section of the PC manufacturing community in the U.S., and establishing a foothold in Asia to drive our business in international markets. Our products are now under review and evaluation at a number of Tier 1 PC manufacturers, compared to none last year at this time, and we continue to receive RFPs (requests for proposals) for our products. We have made excellent progress in establishing a competitive position within the touch screen segment in a relatively short period of time.”

Mr. Hawthorne continued, “The product development process at the leading device manufacturers can be long and intensive, and we continue to be effective and efficient in responding to customer requests. Our metal mesh touch screen technology is at the heart of a superior and differentiated product which we believe will command an important piece of the market in the coming years. In addition, our Diamond Guard technology will allow OEMs to replace cover glass in certain applications to produce devices that are lighter, thinner and more price competitive. While we will not be satisfied until we receive a steady flow of orders, we are pleased with the progress to this point and look forward to great improvements in the coming quarters and years.”

Cost of revenues was $4.7 million for the three months ended September 30, 2015 and $0 for the three months ended September 30, 2014 as the Company incurred startup costs and under-utilized fixed overhead costs at its Colorado Springs production facility, which the Company expected in the initial manufacturing phase. Cost of revenue includes certain non-cash charges, including amortization, stock-based compensation and depreciation of equipment as well as other non-cash charges, which totaled $1.2 million during the third quarter of 2015. Excluding these non-cash charges, adjusted cost of revenues was $3.5 million.

Selling, general and administrative (“SG&A”) expense was approximately $1.7 million for the three months ended September 30, 2015 compared to $2.9 million for the three months ended September 30, 2014 as the Company transitioned from a pre-production stage company to a manufacturing and commercial sales organization.  SG&A includes certain non-cash charges, including depreciation, stock-based compensation and severance, which totaled $0.5 million during the third quarter of 2015, and $2.0 million in the third quarter of 2014. Excluding these non-cash charges, adjusted SG&A was $1.2 million during the third quarter of 2015, and $0.9 million during the third quarter of 2014.

Research and development (“R&D”) expense during the three months ended September 30, 2015 was $1.5 million compared to $2.7 million for the three months ended September 30, 2014. R&D includes certain non-cash charges, including severance and stock-based compensation, which totaled $0.2 million during the third quarter of 2015, and $0.5 million in the third quarter of 2014. Excluding these non-cash charges, adjusted R&D was $1.3 million during the third quarter of 2015, and $2.2 million during the third quarter of 2014.

Adjusted EBITDA, a non-GAAP metric (see Table A), for the third quarter of fiscal 2015 was $(4.4) million compared to Adjusted EBITDA of $(3.1) million in the third quarter of fiscal 2014.

Net loss was $(10.0) million, or $(0.60) per basic and diluted share for the three months ended September 30, 2015, as compared to a net loss of $(5.6) million, or $(0.45) per basic and diluted share for the three months ended September 30, 2014.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying table. The Company uses these non-GAAP financial measures internally to analyze its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

The Company uses adjusted EBITDA as a non-GAAP financial measure. The Company defines adjusted EBITDA (loss) to exclude discontinued operations, debt issuance cost amortization, gain on change in warranty liability, accretion of discount on convertible notes, interest expense on convertible note, depreciation, amortization of licenses, non-cash stock-based compensation, restricted stock issuance expense and severance. The Company believes that the use of adjusted EBITDA is useful to investors and other users of its financial statements in evaluating the Company's operating performance because it provides them with an additional tool to compare business performance across companies and across periods. The Company uses adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of its performance, for planning purposes, including the preparation of its annual operating budget, and to evaluate the effectiveness of its business strategies. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. For reconciliation under GAAP to the Non-GAAP adjusted EBITDA see Table A that is included in the tables accompanying this release.

Conference Call
The Company has scheduled a conference call to discuss its financial results for the third quarter ended September 30, 2015. The call will be at 4:30 p.m. Eastern Time on Monday, November 2, 2015.

Participants can access the conference call by dialing (877) 317-6789 or (412) 317-6789 or can listen via a live internet webcast available in the investor section of the Company's website at www.unipixel.com/investors.

A teleconference replay of the call will be available at (877) 344-7529 or (412) 317-0088, confirmation code 10074937, through November 9, 2015. A webcast replay will be available in the investor section of the Company's website at www.unipixel.com/investors for 90 days.

About UniPixel
UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touch screen and flexible electronics markets. The Company's roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding uses of our Diamond Guard technology and that UniPixel is on a path to sell more product, more consistently.  While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the success of product sales in new markets or of recently produced product offerings, the ability to enforce our intellectual property rights and those set forth under Item 1A "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014 and other current and periodic reports filed or furnished from time to time with the SEC. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners

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Financial Tables To Follow

Table A

Uni-Pixel, Inc
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net loss	$(10,020)	$(5,619)	$(31,449)	$(17,873)

Discontinued operations	-	-	8,701	3,535

Debt issuance cost amortization	451	-	827	-

Gain on change in warrant liability	(1,092)	-	(4,992)	-

Accretion of discount on convertible notes	4,049	-	7,171	-

Other income/expense	193	(4)	422	(13)

Depreciation	287	1,549	3,583	4,534

Amortization	998	-	1,829	-

Stock compensation expense	380	571	1,329	1,845

Restricted stock issuance	330	422	1,061	937

Severance	4	-	94	-

Non-GAAP Adjusted EBITDA	$(4,420)	$(3,081)	$(11,424)	$(7,035)

Uni-Pixel, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$2,178	$26,663
Restricted cash	6,004	—
Account receivable, net	932	—
Inventory	1,178	—
Debt issuance costs	978	—
Assets held for sale	—	7,609
Prepaid licenses	4,900	—
Prepaid expenses	1,006	122

Total current assets	17,176	31,394

Property and equipment, net of accumulated depreciation of $4,226 and $10,867, at September 30, 2015 and December 31, 2014, respectively	1,935	3,500
Restricted cash	—	18
Other long-term assets	13
Prepaid licenses, net of current portion	6,854	—

Total assets	$25,978	$34,912

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,098	$281
Accrued liabilities	5,305	—
Settlement of class action and derivative lawsuits	—	2,275
Convertible notes payable	1,646	—
Derivative liability	989	—
Deferred revenue	35	5,000

Total current liabilities	9,073	7,556

Royalty liability	1,403	—
Long term debt	461	—

Total liabilities	10,937	7,556

Commitments and contingencies	—	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 19,467,290 shares issued and outstanding at September 30, 2015 and 12,350,715 shares issued and outstanding at December 31, 2014	19	12
Additional paid-in capital	158,640	139,512
Accumulated deficit	(143,618)	(112,168)

Total shareholders’ equity	15,041	27,356

Total liabilities and shareholders’ equity	$25,978	$34,912

Uni-Pixel, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenue	$1,498	$—	$2,867	$—

Cost of revenues	4,701	—	8,128	—

Gross margin	(3,203)	—	(5,261)	—

Selling, general and administrative expenses	1,724	2,929	8,368	8,877
Research and development	1,491	2,694	5,690	5,473

Operating loss	(6,418)	(5,623)	(19,319)	(14,350)

Other income (expense)
Debt issuance cost amortization expense	(451)	—	(827)	—
Gain on change in warrant liability	1,092	—	4,992	—
Accretion of discount on convertible notes	(4,049)	—	(7,171)	—
Interest income (expense), net	(194)	4	(423)	12
Other income (expense), net	(3,602)	4	(3,429)	12

Net loss from continuing operations	$(10,020)	$(5,619)	$(22,748)	$(14,338)

Discontinued operations
Loss on discontinued operations	—	—	(1,093)	(3,535)
Loss on impairment of property and equipment	—	—	(7,609)	—
	—	—	(8,701)	(3,535)

Net loss	$(10,020)	$(5,619)	$(31,449)	$(17,873)

Per share information
Basic
Loss from continuing operations	$(0.60)	$(0.45)	$(1.61)	$(1.45)
Net loss	$(0.60)	$(0.45)	$(2.22)	$(1.45)
Diluted
Loss from continuing operations	$(0.60)	$(0.45)	$(1.61)	$(1.45)
Net loss	$(0.60)	$(0.45)	$(2.22)	$(1.45)

Weighted average number of basic common shares outstanding	16,595,889	12,350,697	14,154,871	12,324,787
Weighted average number of diluted common shares outstanding	16,595,889	12,350,697	14,154,871	12,324,787